SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant                                       [ X ]

Filed by a Party other than the Registrant                    [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement

[   ]   Confidential, For Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

[ X ]   Definitive Proxy Statement

[   ]   Definitive Additional Materials

[   ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                  PRAB, INC.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

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   (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box)

[ X ]   No Fee Required

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
        and 0-11.

1.      Title of each class of securities to which transaction applies:
-----------------------------------------------------------------------------
2.      Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------------------
3.      Per Unit price or other underlying value of transaction
        computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------------------------------------
4.      Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------------------
5.      Total fee paid:
-----------------------------------------------------------------------------
[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.       Amount Previously Paid:
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2.       Form, Schedule or Registration Statement No.:
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3.       Filing Party:
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4.       Date Filed:
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
                                  PRAB, INC.
                             5944 E. Kilgore Road
                                P.O. Box 2121
                          Kalamazoo, Michigan 49003
                                (616) 382-8200

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                March 26, 1998

TO:      The Shareholders
         Prab, Inc.

         The Annual Meeting of Shareholders of Prab, Inc., a Michigan corporation, of Kalamazoo, Michigan, will be held at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on Thursday, March 26, 1998, at 10:00 a.m. (EST). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters.

         1.       To elect a Board of six (6) directors.

         2. To ratify the appointment of Plante & Moran, LLP, Certified Public Accountants as independent public accountants for the Company.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 28, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                         By order of the Board of Directors


                                         Eric V. Brown, Jr.
                                         Secretary

Date:  February 19, 1998
Kalamazoo, Michigan

                                  PRAB, INC.
                             5944 E. Kilgore Road
                                P.O. Box 2121
                          Kalamazoo, Michigan 49003


                              February 19, 1998

                               PROXY STATEMENT


                             GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PRAB, INC. (the "Company") from the holders of the common stock, $0.10 par value, of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, March 26, 1998, at 10:00 a.m. (EST), at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan. This Proxy Statement is being mailed to shareholders beginning on or about February 19, 1998, accompanied by the Company's annual report for the fiscal year ending October 31, 1997.

         The cost of solicitation will be borne by the Company. In addition to the use of the mails, these proxies may be solicited by persons regularly employed by the Company, by personal interview, and by telephone. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock.

         The Board of Directors knows of no business which will be presented at the meeting other than the matters referred to in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented at the meeting, it is intended that the persons named in the proxy will vote upon the same and act in accordance with their judgment. Shares represented by properly executed proxies will be voted at the meeting in the manner specified therein. If no instructions are specified in the proxy, the shares represented thereby will be voted for the proposals referred to therein and the election as directors of the nominees referred to below. Any proxy may be revoked by the person giving it any time prior to being voted by giving a later dated proxy or by attending the meeting, revoking the proxy and voting in person.

         Only shareholders of record at the close of business on January 28, 1998, are entitled to notice of and to vote at the meeting. On such date: (i) 1,757,339 shares of Common Stock having one vote each were outstanding; and
(ii) 366,667 shares of Convertible Preferred Stock, $0.75 par value, having one vote each for the election of one director (as described below) were outstanding.

                           1. ELECTION OF DIRECTORS

         Six directors are to be elected by the holders of Common Stock to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Except as otherwise specified in the proxy, proxies will be voted for a Board of six directors and will be voted for the election of the nominees named below, all of whom are now members of the Board. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board. However, management now knows of no reason to anticipate that this will occur.

         Directors are elected by a plurality of votes cast at the meeting meaning that the six nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

         The holders of the Company's Convertible Preferred Stock have the right to vote as a class to nominate and elect one member of the Board. The holders of Convertible Preferred Stock have no other voting rights, except as required by law. The Company has been advised that the State of Michigan Retirement Systems ("SMRS"), the sole holder of the Company's Convertible Preferred Stock, intends to waive its right to nominate and elect a director at the 1998 Annual Meeting of Shareholders.

         Nominees for election by the holders of Common Stock are as follows:

                                            Present Principal Occupation,
                             Director         Business Experience, and
       Name           Age     Since           Certain Other Information
       ----           ---    --------       -----------------------------
John J. Wallace (1)   82      1961    Chairman of the Board of the Company since
                                      1974; Chief Executive Officer from 1974 to
                                      December, 1988; President from 1961 to 1982,
                                      and from July, 1990 to June, 1991

Gary A. Herder  (1)   50      1991    President and Chief Executive Officer since
                                      1991; joined the Company in 1965,
                                      previously served as Executive Vice
                                      President, General Manager of
                                      Conveyors, and Chief Engineer

James H. Haas         51      1993    President and Founder of Summit Polymers,
                                      Inc., a plastic injection molding company,
                                      since 1972

Eric V. Brown, Jr     57      1996    Attorney in private practice of law since
                                      1965 and currently a senior principal in the
                                      law firm of Miller, Canfield, Paddock and
                                      Stone, P.L.C.; Secretary of the Company
                                      since 1996.


                                     -3-




John W. Garside       58      1996    President of Woodruff Coal Company, a
                                      diversified energy company, since 1980.
                                      Director  of Universal Forest Products,
                                      Inc., a lumber  products company.

William G. Blunt      57      1996    Retired-President of Harborlite Corporation,
                                      a manufacturer of industrial minerals, from
                                      1969 to 1996.

---------
(1) Messrs. Wallace and Herder are the only executive officers of the Company.

         Meetings and Committees of the Board of Directors. The Board of Directors has a standing Audit Committee, which during fiscal year 1997, consisted of Eric V. Brown, Jr., John W.Garside, James H. Haas, and William
G. Blunt. The Audit Committee met once during the last fiscal year. Its principal functions are to recommend to the full Board the engagement or discharge of independent auditors; to direct and supervise investigations into matters relating to audit functions; to review with independent auditors the plan and results of the audit engagement; to review the scope and results of internal auditing procedures; to approve services performed by independent auditors before such services are performed; to review the degree of independence of the auditors; to consider the range of audit and non-audit fees; and to review the adequacy of the Company's system of internal accounting controls. The Board of Directors has a standing Compensation Committee, which during fiscal year 1997 consisted of John J. Wallace, John
W. Garside, James H. Haas, and William G. Blunt. The Compensation Committee met once during the last fiscal year. Its principal functions are to review the performance of Mr. Herder and certain other management personnel and to make recommendations to the Board of Directors regarding the salary, bonuses and other compensation to be paid to such individuals. The Board of Directors does not have a standing nominating committee.

         During the last fiscal year, the Board of Directors met six times. For the fiscal year, no incumbent directors attended fewer than 75% of the aggregate total number of meetings of the Board (held during the period for which he was director) and the Committees on which he served (during the period that he served).

         Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the last fiscal year and Form 5 and amendments thereto (together with written representations from reporting persons that no Form 5 was required) furnished to the Company with respect to the last fiscal year, the Company is not aware of any person who, at any time during the last fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock, that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior years, except that Eric V.

Brown, Jr., John W. Garside and William G. Blunt failed to timely file, on Form 3, their initial statements of beneficial ownership of the Company's securities.

         Executive Compensation. The following table shows the total compensation received by the Company's Chief Executive Officer for the last three fiscal years. No executive officer of the Company, other than the Chief Executive Officer, received total annual salary and bonus in excess of $100,000 during the last fiscal year.


                          Summary Compensation Table

                                                                Long Term
                          Annual Compensation                 Compensation
                 -------------------------------------- --------------------------

Name and                                   Other Annual
Principal                                  Compensation    Original    All Other
Position         Year    Salary     Bonus       (1)     Stock Options Compensation
---------        ----    ------     -----  ------------ ------------- ------------
Gary Herder,     1997   $145,353   $48,903     $6,000        0         $10,799(2)
President and    1996   $137,976   $33,170     $6,000        0         $ 9,773
Chief Executive  1995   $134,540   $29,172     $5,850        0         $ 9,841
  Officer

---------
(1)  Represents annual car allowance paid to Mr. Herder

(2) Represents: $1,863 Company match under the Company's 401(k) Plan; $1,947 Company contribution under the Company's 401(k) Plan; $6,227 Company contribution under the Company's Profit Sharing Plan; and $762 Company payment for life insurance to fund the Company's obligations under its deferred compensation agreement with Mr. Herder.


         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information on the value of options held by the Chief Executive Officer of the Company at October 31, 1997 measured in terms of the average of the bid and ask prices of the Company's common stock on that day. There were no options exercised by an officer during the fiscal year ended October 31, 1997.

                  Number of Unexercised         Value of Unexercised
               Options at October 31, 1997     In-the-Money Options at
                           #                    October 31, 1997 ($)
               ---------------------------  ---------------------------
    Name       Exercisable  Unexercisable   Exercisable   Unexercisable
    ----       -----------  -------------   -----------   -------------
Gary A. Herder   78,500          -0-          $45,000(1)       0


                                     -5-





---------
(1) Options held by Mr. Herder for 18,500 shares have exercise prices which exceed the fair market value of the Company's common stock on October 31, 1997.

         Compensation of Directors. The Company pays each of the outside directors $500 plus traveling expenses in excess of $100 for each Board meeting attended by them and $250 for each committee meeting attended by them, plus an additional $250 for each such meeting not held in conjunction with a regularly scheduled Board meeting.

         Certain Relationships and Related Transactions. Eric V. Brown, Jr. Secretary and director of the Company is a senior principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C., which firm is general legal counsel to the Company. During fiscal year 1997, the Company incurred $24,746 for legal services rendered by such firm.

         On October 31, 1996, the Company purchased from the State of Michigan Retirement Systems (the "SMRS") substantially all of the Company's common and preferred stock owned by the SMRS. In connection with the purchase, the Company borrowed $680,000 from certain individuals including members of management of the Company and the Board pursuant to Subordinated Capital Notes (the "Subordinated Capital Notes"). The Subordinated Capital Notes in the aggregate principal amount of $680,000 provided for interest at the rate of 12% per annum payable in quarter annual installments commencing January 31, 1997 and for payment of all principal on October 31, 2001. Payment of the Subordinated Capital Notes was subordinated to payment of: (i) the Company's debt to Arcadia Bank (now known as The Huntington National
Bank) pursuant to certain Subordination Agreements executed by the payees of the Subordinated Capital Notes in favor of such bank; and (ii) other indebtedness and obligations of the Company. In consideration of the loans evidenced by the Subordinated Capital Notes, the payees of such Notes were issued warrants by the Company to purchase shares of the Company's Common Stock for nominal value. All of such warrants were exercised on October 31, 1996. The following chart sets forth the names of the executive officers and directors of the Company that held Subordinated Capital Notes, the principal amount borrowed by the Company from each such individual, and the number of shares of Common Stock issued to each such individual pursuant to his exercise of the warrants issued in connection with the Subordinated Capital
Notes:

      Name               Amount Loaned             Number of Shares
      ----               -------------             ----------------
Gary A. Herder             $  77,500                    14,047
Eric V. Brown, Jr.            53,250                     9,651
William G. Blunt             117,000                    21,206
John W. Garside              118,250                    21,433

         Messrs. Brown, Jr., Blunt and Garside were appointed directors of the Company effective November 26, 1996. In November 1997, the Company paid all Subordinated Capital Notes in full using a combination of cash on hand and drawing on its bank line of credit.

         Security Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information as of December 31, 1997, regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each director and nominee of the Company, each executive officer named in the Summary Compensation Table above, and all directors and executive officers of the Company as a group. Except as noted, each person named below is the record owner of the shares indicated and possesses sole voting and investment power with respect to such shares.


         Name and Address of
         Beneficial Owner or                  Amount of           Percentage
          Identity of Group              Beneficial Ownership     Ownership
         -------------------             --------------------     ----------
     John J. Wallace                          314,424(1)(2)           17.9%
       3003 W. Gull Lake Drive
       Richland, Michigan

     Gary A. Herder                           279,216(2)(3)           15.2%
       89885 Shorelane Dr.
       Lawton, Michigan

     William Blunt                             21,206                  1.2%
       963 Reed Lane
       Vicksburg, Michigan

     Eric V. Brown, Jr.                        20,631(2)(4)            1.2%
       444 W. Michigan Avenue
       Kalamazoo, Michigan

     John Garside                              22,183                  1.3%
       309 E. Michigan
       Kalamazoo, Michigan

     James H. Haas                              --                      --
       11912 Highview
       Vicksburg, Michigan

     Gary A. Herder and Robert Klinge,        162,669(2)               9.3%
       Co-Trustees
       5944 E. Kilgore Road
       Kalamazoo, Michigan

     Robert Klinge                            201,950(2)(5)           11.3%
       120 S. Patterson
       Wayland, Michigan

     Estate of Henry Penn Wenger, Deceased    132,600                  7.5%
       Tammy Williams, Personal Rep.
       C/O Register & Company P.A.
       255 Alhombra Circle, Suite 550
       Coral Gables, Florida 33134

                                     -7-







     State of Michigan Retirement             366,667(6)               17.3%
     Systems

     All executive officers and directors     657,660(2)               35.7%
     as a group (6 persons)

-----------------
* Shares indicated are less than 1% of the Company's outstanding Common
  Stock.


(1) Includes 303,230 shares held by Mr. Wallace as trustee of a trust of which he is the grantor and beneficiary.

(2) Gary A. Herder and Robert Klinge are the Co-Trustees of The Company's profit sharing plan. This plan holds 162,669 shares of the Company's Common Stock (the "Plan Stock"). Messrs. Herder and Klinge have the sole power to vote the Plan Stock. The Administrative Committee appointed by the Board of Directors to administer this Plan has the sole power to direct the disposition of the Plan Stock. During the last fiscal year, the members of the Administrative Committee were John J. Wallace, and Eric V. Brown, Jr. The Plan Stock is not included in any of the amounts or percentages set forth in the table regarding Messrs. Wallace and Brown. The Plan Stock is included in the amounts and percentages set forth in the table regarding Messrs. Herder and Klinge and all executive officers and directors as a group.

(3) Includes 82,500 shares with respect to which Mr. Herder has the right to acquire beneficial ownership pursuant to the Company's Stock Option Plans and 162,669 shares as to which Mr. Herder shares voting power.

(4) Includes 10,980 shares as to which Mr. Brown shares voting and investment power as co-trustee of a trust.

(5) Includes 24,750 shares with respect to which Mr. Klinge has the right to acquire beneficial ownership pursuant to the Company's Stock Option Plans and 162,669 shares as to which Mr. Klinge shares voting power. Mr. Klinge is the Controller of the Company. Mr. Klinge's shares are not included in the amount and percentage set forth in the table regarding all executive officers and directors as a group.

(6) The State of Michigan Retirement Systems has the right to acquire the shares indicated pursuant to its rights as a holder of the Company's Convertible Preferred Stock, (366,667 shares). The Convertible Preferred Stock may be converted to Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock.

         Changes in Control of Registrant. The Company is not aware of any arrangements which may result in a change in control of the Company.

                           2. SELECTION OF AUDITORS

         The Board of Directors has, subject to ratification by the vote of a majority of the votes cast by the holders of shares at the Annual Meeting, appointed the accounting firm of Plante & Moran, LLP (the "Auditing Firm"), as the principal independent accountants for the Company for the current fiscal year. Ratification of the appointment of auditors is being submitted to the shareholders of the Company because Management believes it is an important corporate decision in which shareholders should participate. The firm of independent accountants is located in Kalamazoo, Michigan. The Company has been informed that neither the Auditing Firm nor any of its partners has any financial interest, direct or indirect, in the company or in the securities of the Company, and that no partner of the firm was connected with the Company as promotor, underwriter, voting trustee, director, officer or employee during the four years ended October 31, 1997. If the appointment is rejected, or if the Auditing Firm shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will appoint other auditors for the period remaining until the 1999 Annual Meeting of Shareholders when employment of auditors shall be subject to approval by the Shareholders at the Meeting.

         Representatives of the Auditing Firm are expected to be present at the Shareholders' Meeting and have the opportunity to make a statement and respond to appropriate questions.

                               3. OTHER MATTERS

         Management does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if any other matters properly come before the meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon in their discretion.

                          1999 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 5944 E. Kilgore Road, P.O. Box 2121, Kalamazoo, Michigan 49003, on or before October 23, 1998.

                                        By Order of the Board of Directors,



                                        Eric V. Brown, Jr.
                                        Secretary

                                                                   PRAB, INC.
PROXY

         The shareholder whose signature appears hereon appoints John J. Wallace, Eric V. Brown, Jr., and Robert Klinge or any one of them, proxies with full power of substitution, to vote all of the common stock of Prab, Inc., which the Shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on March 26, 1998 at 10:00 A.M. (EST), and at any adjournment thereof, with all the powers the Shareholder would possess if personally present, upon the proposals set forth below and in their discretion, upon any other business that may properly come before said meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2.

1.  Election of Directors         FOR ALL NOMINEES  ___________
                                  (except as noted below)

                                  WITHHOLD AUTHORITY __________
                                  to vote for all nominees

        Nominees: John J. Wallace, Gary A. Herder, Eric V. Brown, Jr.,
             John W. Garside, William G. Blunt and James H. Haas.

[INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, line through or otherwise strike the name(s) of such nominee(s)].


 .............................................................................

2. Selection of Plante & Moran, LLP as independent public accountants.

     FOR ______           AGAINST ______          ABSTAIN ______


                                   (Continued and to be signed on other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NOT OTHERWISE SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL
2. The undersigned revokes all proxies heretofore given to vote at such meeting and all adjournments.

Dated: ________________________


                               _____________________________________________

                               _____________________________________________
                               Please Sign Here

(To assist our planning, please check here if you plan to personally attend the meeting ). Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.